Exhibit 10.7

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PACIFIC SOUTHWEST REALTY SERVICES

MORTGAGES SALES & EQUITY JOINT VENTURES MARKET EVALUATION

18201 MCDURMOTT

WEST

SUITE B

IRVINE, CA

92614

949-475-1490

949-475-1478 FAX

FEE AGREEMENT

This agreement is made this 18th day of August 2006, by and between Pacific Southwest Realty Services, hereinafter referred to as “PSRS,” and Blackhawk Biofuels, LLC, hereafter referred to as “APPLICANT.”  APPLICANT has delivered to PSRS a request for debt financing for a biodiesel facility for a project to be located in Freeport, Illinois.

APPLICANT and PACIFIC SOUTHWEST agree as follows:

1.                                      PSRS is hereby engaged to assist APPLICANT for a period of 120 days from date of execution, and is granted a non-exclusive right for said period to obtain a commitment from lenders introduced by PSRS or subsequently registered by PSRS with APPLICANT to provide debt financing. In the event APPLICANT has entered into an Application with a lender secured by PSRS this agreement shall automatically be extended for a term of 30 days beyond the expiration date specified in the Application. PSRS agrees to use due diligence in endeavoring to procure such debt financing during the term hereof. PSRS upon receipt of the information listed on the Information Request Form shall submit to APPLICANT a list of lenders, which PSRS intends to contact regarding this financing request. Upon receipt of the list of lenders APPLICANT shall review the list and, if acceptable to APPLICANT, approve same by signing the list and return it to PSRS via facsimile or e-mail thereby granting PSRS the exclusive right to contact the approved lenders to arrange any construction, bridge, and/or permanent debt financing associated with the project. It is understood and agreed that this agreement is exclusive as to the approved lenders, and may be expanded to include any additional lending sources which PSRS introduces to APPLICANT and are approved by APPLICANT. It is further understood that at the end of this agreement PSRS will submit to APPLICANT an inclusive list of lenders introduced to APPLICANT and that the Exclusive Right to Represent the lenders listed or registered on this project shall extend for a term of 48 months from date such list is submitted to APPLICANT.

2.                                      In consideration of the services performed by PSRS in processing this Application, and in negotiating and obtaining a commitment for debt financing, APPLICANT agrees to pay PSRS fees on the following basis.

Amount	Fee
The 1st $20,000,000	2.00%
$20,000,001 - $50,000,000	1.75%
$50,000,001 +	1.50%

PSRS is responsible for all lender’s fees.

This Placement Fee shall be deemed earned upon written acceptance by APPLICANT of a commitment from the lender. The Placement Fee will be payable through loan escrow upon funding of the subject loan, unless after acceptance of Lender’s Commitment by Applicant, Applicant elects to not fund the subject loan, in which case half of the fee will be due and payable to PSRS within 10 business days. In the event that the lender limits the amount of the Placement Fee due PSRS payable through loan escrow, Applicant agrees to pay the balance of the PSRS Placement Fee directly to PSRS within three (3) business days of loan funding. Co-Brokerage Fees to Colorado Brokerage Capital Group, LLC and Golden Gate Commercial, or their affiliates, hereinafter referred to as “CO-BROKERS”, an TopherCo, Inc., hereinafter referred to as “CONSULTANTS, are included within this fee structure.

3.                                      In the event any party shall be required to bring any legal action against the other to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs.

4.                                      NON-CIRCUMVENTION. PSRS has undertaken at significant time, effort and expense to develop knowledge of and rapport with energy related financing sources, including but not limited to, institutional and private lenders PSRS will be due a fee under the fee structure described in Section 2 for any future financing and capital deals which APPLICANT or it’s affiliates undertakes with lenders introduced by PSRS as described in Paragraph 1 above.

5.                                      DUAL AGENCY. Borrower acknowledges that PSRS acts as an agent for Lenders and APPLICANT and that PSRS may be the agent for Lender. APPLICANT consents to and authorizes PSRS’ dual representation of APPLICANT and Lender and to PSRS’ receipt of compensation from Lender, which may include a “finder’s fee,” loan servicing fees or other compensation.

This Agreement is hereby executed as of the day and year first above written.

FULL AUTHORITY TO EXECUTE THIS AGREEMENT ON BEHALF OF ALL PARTIES IN INTEREST IS WARRANTED TO BE HELD BY THE UNDERSIGNED.

APPLICANT:

BLACKHAWK BIOFUELS, LLC

By:	/s/ Ronald Mapes, Chairman

By:

Date:	8/18/06

BROKER:

PACIFIC SOUTHWEST REALTY SERVICES

By:	/s/ Steven E. Bridges
Steven E. Bridges

Date:	9/28/06